Exhibit 99.1

LifePoint Hospitals Reports Fourth Quarter and Year-End 2008 Results

Company Establishes 2009 EPS Guidance of $2.25-$2.55

BRENTWOOD, Tenn.--(BUSINESS WIRE)--February 20, 2009--LifePoint Hospitals, Inc. (NASDAQ: LPNT) today announced results for the fourth quarter and year ended December 31, 2008.

For the fourth quarter ended December 31, 2008, revenues from continuing operations were $674.9 million, up 4.9% from $643.4 million for the same period a year ago. Income from continuing operations for the quarter increased 4.9% to $33.2 million, or $0.63 per diluted share, compared with income from continuing operations for the fourth quarter of 2007 of $31.7 million, or $0.55 per diluted share. Net income for the quarter was $30.8 million, or $0.58 per diluted share, compared with net income of $30.6 million, or $0.53 per diluted share, for the same period a year ago.

For the year ended December 31, 2008, revenues from continuing operations were $2.7 billion, up 5.2% from $2.6 billion for 2007. Income from continuing operations for the year ended December 31, 2008, increased 8.2% to $138.2 million, or $2.58 per diluted share, compared with income from continuing operations for the year ended December 31, 2007, of $127.7 million, or $2.23 per diluted share. Net income for the year ended December 31, 2008, was $114.5 million, or $2.14 per diluted share, compared with net income for the year ended December 31, 2007, of $102.0 million, or $1.79 per diluted share. Results for the years ended December 31, 2008 and 2007 include impairment charges on discontinued operations of $17.1 million, net of income taxes, or $0.32 per diluted share, and $16.5 million, net of income taxes, or $0.29 per diluted share, respectively.

In commenting on the results, William F. Carpenter III, president and chief executive officer of LifePoint Hospitals, said, “We have achieved success in 2008 as a result of an intense focus on our business. Going forward, we have a strong balance sheet, dependable cash flow and access to adequate capital to build our business for the future. In our view, our people, our balance sheet and our plan give us the flexibility to succeed in this challenging environment.”

The Company also issued the following guidance for 2009:

Estimated Net Revenue	$2.9 – $3.0 billion
Estimated EBITDA	$440 – $470 million
Estimated EPS	$2.25– $2.55

A listen-only simulcast, as well as a 30-day replay, of LifePoint Hospitals’ fourth quarter and year-end 2008 conference call will be available on line at www.lifepointhospitals.com and www.earnings.com today, Friday, February 20, 2009, beginning at 10:00 a.m. Eastern Time.

LifePoint Hospitals, Inc. is a leading hospital company focused on providing healthcare services in non-urban communities in 17 states. Of the Company’s 47 continuing operations hospitals, 44 are in communities where LifePoint Hospitals is the sole community hospital provider. LifePoint Hospitals’ non-urban operating strategy offers continued operational improvement by focusing on five guiding principles that outline the Company’s vision: delivering compassionate, high quality patient care; supporting physicians; creating an outstanding environment for employees; providing unmatched community value; and ensuring fiscal responsibility. Headquartered in Brentwood, Tennessee, LifePoint Hospitals is affiliated with approximately 21,000 employees. More information about LifePoint Hospitals can be found on its website, www.lifepointhospitals.com.

Important Legal Information. Certain statements contained in this release are based on current management expectations and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to qualify for the safe harbor protections from liability provided by the Private Securities Litigation Reform Act of 1995. Numerous factors exist which may cause results to differ from these expectations. Many of the factors that will determine LifePoint’s future results are beyond LifePoint’s ability to control or predict with accuracy. Such forward-looking statements reflect the current expectations and beliefs of the management of LifePoint, are not guarantees of performance and are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results to differ from those described in the forward-looking statements. These forward-looking statements may also be subject to other risk factors and uncertainties, including, without limitation: (i) efforts by government and commercial third-party payors to reduce healthcare spending or change the manner in which payments are made; (ii)fundamental and systematic healthcare reform; (iii) increases in co-pays and deductibles, the cost of providing care to uninsured or under-insured persons who are not able to pay, continuing increases in accounts receivable from uninsured and “patient-due” accounts, and whether our reserves for “bad debt” are adequate; (iv) the rising number of unemployed, uninsured or under-insured individuals in the United States; (v) reduced funding for (or payments from) the Medicaid or Medicare programs, state budget deficits, the implementation of cost limits placed on hospitals by the government, or a reduction of Medicaid payments to us resulting from a successful challenge to one or more state Medicaid programs; (vi) the dependence of many of our hospitals on a small number of local employers and the impact of company failures or plant or facility closings; (vii) the increasing relationship of clinical quality to reimbursement rates; (viii) lower rates of hospital admissions and adjusted admissions;(ix) rising operating costs including in hospital supplies and medical technology, in the cost and effectiveness of our compliance program, and in the legal and other costs associated with compliance with increasingly complex laws, rules and regulations; (x) the availability, cost and terms of contractual labor and healthcare service providers including nurses and certain physicians such as anesthesiologists, radiologists and emergency room physicians; (xi) the ability to recruit and retain independent and employed physicians, other healthcare service providers and effective management personnel, and the dependence of many of our hospitals on a small number of admitting physicians; (xii) adverse changes in or requirements of state and federal laws, regulations, policies and procedures applicable to the Company; (xiii) increased scrutiny from governmental regulators, enforcement agencies and accreditation agencies; (xiv) whether we are successfully able to execute our business strategies including those to grow patient volumes and revenues; (xv) changes in the Company’s operating or expansion strategies and, if made, our ability to execute such changed strategies successfully; (xvi) the highly competitive nature of the healthcare business, including competition from outpatient facilities, physicians on the medical staffs of our hospitals, physician offices and facilities in larger towns and cities; (xvii) restrictions (including required governmental approvals) on our ability to make acquisitions or divestitures, and to enter into joint ventures, on favorable terms and conditions; (xviii) our ability to successfully integrate and operate newly-acquired and de novo facilities; (xix) the increasing pressure to allow physicians to own a portion of our hospitals, and our ability to effectively manage hospitals with physician partners; (xx) the geographic concentration of LifePoint’s operations and general economic and other conditions in the Company’s markets; (xxi) the availability and terms of capital; (xxii) the amount and terms of the Company’s indebtedness, changes in interest rates, our credit ratings ,or the of our indebtedness or our liquidity; (xxiii) changes in, or interpretations of, generally accepted accounting principles or practices; (xxiv) volatility in the market value of LifePoint’s common stock; (xxv) the ability to manage successfully risks, including those that could result in losses to us because we are significantly self-insured; (xxvi) the availability, cost and terms of insurance coverage; (xxvii) possible adverse outcomes of pending litigation (including self-insured litigation), and the risks associated with credentialing decisions; (xxviii) the potential adverse impact of government investigations and litigation involving the business practices of healthcare providers, including whistleblower investigations and recovery audit contractors; (xxix) our reliance on information technology systems maintained by HCA-Information Technology & Services, Inc. and the cost and other difficulties associated with converting facilities from one information system to another; (xxx) the costs of complying with the Americans with Disabilities Act and related litigation; and (xxxi) those other risks and uncertainties described from time to time in LifePoint’s filings with the Securities and Exchange Commission. Therefore, LifePoint’s future results may differ materially from those described in this release. LifePoint undertakes no obligation to update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “LifePoint,” “LifePoint Hospitals” and the “Company” as used throughout this release refer to LifePoint Hospitals, Inc. and its subsidiaries.

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS Dollars in millions, except per share amounts

	Three Months Ended December 31,				Year Ended December 31,
	2008		2007		2008		2007
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$674.9	100.0%	$643.4	100.0%	$2,700.8	100.0%	$2,568.4	100.0%

Salaries and benefits	267.9	39.7	253.6	39.4	1,065.4	39.4	1,006.1	39.2
Supplies	93.3	13.8	88.8	13.8	372.6	13.8	352.2	13.7
Other operating expenses	127.6	19.0	117.9	18.3	499.8	18.5	464.0	18.0
Provision for doubtful accounts	78.5	11.6	79.1	12.3	313.2	11.6	307.0	12.0
Depreciation and amortization	34.3	5.1	32.2	5.0	132.1	4.9	129.4	5.0
Interest expense, net	21.8	3.2	21.8	3.4	88.0	3.3	94.5	3.7
Impairment of long-lived assets	–	–	–	–	1.2	–	–	–
	623.4	92.4	593.4	92.2	2,472.3	91.5	2,353.2	91.6

Income from continuing operations before minority interests and income taxes	51.5	7.6	50.0	7.8	228.5	8.5	215.2	8.4
Minority interests in earnings of consolidated entities	0.6	0.1	0.2	–	2.2	0.1	1.7	0.1
Income from continuing operations before income taxes	50.9	7.5	49.8	7.8	226.3	8.4	213.5	8.3
Provision for income taxes	17.7	2.6	18.1	2.9	88.1	3.3	85.8	3.3
Income from continuing operations	33.2	4.9	31.7	4.9	138.2	5.1	127.7	5.0

Discontinued operations, net of income taxes:
Income (loss) from discontinued operations	0.2	–	(0.7)	(0.1)	(6.3)	(0.2)	(8.6)	(0.4)
Impairment charge	(2.6)	(0.4)	(0.4)	–	(17.1)	(0.7)	(16.5)	(0.6)
Loss on sale of hospitals	–	–	–	–	(0.3)	–	(0.6)	–
Loss from discontinued operations	(2.4)	(0.4)	(1.1)	(0.1)	(23.7)	(0.9)	(25.7)	(1.0)
Net income	$30.8	4.5%	$30.6	4.8%	$114.5	4.2%	$102.0	4.0%

Basic earnings (loss) per share:
Continuing operations	$0.64		$0.56		$2.63		$2.27
Discontinued operations	(0.05)		(0.02)		(0.45)		(0.45)
Net income	$0.59		$0.54		$2.18		$1.82

Diluted earnings (loss) per share:
Continuing operations	$0.63		$0.55		$2.58		$2.23
Discontinued operations	(0.05)		(0.02)		(0.44)		(0.44)
Net income	$0.58		$0.53		$2.14		$1.79

LIFEPOINT HOSPITALS, INC. UNAUDITED EARNINGS (LOSS) PER SHARE CALCULATION Dollars and shares in millions, except per share amounts

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Income from continuing operations	$33.2	$31.7	$138.2	$127.7
Loss from discontinued operations	(2.4)	(1.1)	(23.7)	(25.7)
	$30.8	$30.6	$114.5	$102.0

Basic weighted average number of shares	52.0	56.3	52.5	56.2
Other share equivalents	0.9	1.0	1.0	1.0
Diluted weighted average number of shares and equivalents	52.9	57.3	53.5	57.2

Basic earnings (loss) per share:
Continuing operations	$0.64	$0.56	$2.63	$2.27
Discontinued operations:
Loss from discontinued operations	–	(0.01)	(0.12)	(0.15)
Impairment charge	(0.05)	(0.01)	(0.32)	(0.29)
Net loss on sale of hospitals	–	–	(0.01)	(0.01)
Loss from discontinued operations	(0.05)	(0.02)	(0.45)	(0.45)

Net income	$0.59	$0.54	$2.18	$1.82

Diluted earnings (loss) per share:
Continuing operations	$0.63	$0.55	$2.58	$2.23
Discontinued operations:
Loss from discontinued operations	–	(0.01)	(0.11)	(0.14)
Impairment charge	(0.05)	(0.01)	(0.32)	(0.29)
Net loss on sale of hospitals	–	–	(0.01)	(0.01)
Loss from discontinued operations	(0.05)	(0.02)	(0.44)	(0.44)

Net income	$0.58	$0.53	$2.14	$1.79

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS In millions

	Dec. 31, 2008	Dec. 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$75.7	$53.1
Accounts receivable, less allowances for doubtful accounts of $374.4 and $376.3 at December 31, 2008 and December 31, 2007, respectively	315.9	304.5
Inventories	69.6	67.1
Assets held for sale	21.6	37.0
Prepaid expenses	12.0	12.3
Income taxes receivable	19.9	27.9
Deferred tax assets	103.4	123.0
Other current assets	19.2	20.6
	637.3	645.5

Property and equipment:
Land	71.1	70.4
Buildings and improvements	1,257.2	1,195.3
Equipment	737.9	659.6
Construction in progress	39.7	32.6
	2,105.9	1,957.9
Accumulated depreciation	(689.9)	(574.9)
	1,416.0	1,383.0

Deferred loan costs, net	31.3	38.6
Intangible assets, net	68.8	52.4
Other	10.4	4.4
Goodwill	1,516.5	1,512.0
Total assets	$3,680.3	$3,635.9

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$92.3	$95.6
Accrued salaries	73.2	66.0
Other current liabilities	94.5	109.8
Current maturities of long-term debt	1.1	0.5
	261.1	271.9

Long-term debt	1,515.6	1,516.7
Deferred income taxes	103.1	113.2
Professional and general liability claims and other liabilities	146.2	109.8
Long-term income tax liability	59.4	64.9

Minority interests in equity of consolidated entities	16.3	15.2
Total liabilities	2,101.7	2,091.7

Stockholders’ equity:
Preferred stock	–	–
Common stock	0.6	0.6
Capital in excess of par value	1,116.3	1,084.9
Unearned ESOP compensation	–	(3.1)
Accumulated other comprehensive loss	(28.3)	(19.8)
Retained earnings	637.3	522.8
Common stock in treasury, at cost	(147.3)	(41.2)
Total stockholders’ equity	1,578.6	1,544.2
Total liabilities and stockholders’ equity	$3,680.3	$3,635.9

LIFEPOINT HOSPITALS, INC. UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS In millions

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Cash flows from operating activities:
Net income	$30.8	$30.6	$114.5	$102.0
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operations	2.4	1.1	23.7	25.7
Stock-based compensation	5.8	6.3	23.4	18.7
ESOP expense (non-cash portion)	1.5	1.8	7.6	8.6
Depreciation and amortization	34.3	32.2	132.1	129.4
Amortization of physician minimum revenue guarantees	2.5	2.0	9.3	5.4
Amortization of deferred loan costs	1.8	1.8	7.3	6.7
Minority interests in earnings of consolidated entities	0.6	0.2	2.2	1.7
Deferred income taxes	4.7	37.8	3.7	(14.9)
Reserve for professional and general liability claims, net	9.7	4.2	17.6	8.2
Increase (decrease) in cash from operating assets and liabilities, net of effects from acquisitions and divestitures:
Accounts receivable	1.1	1.5	(11.2)	(13.7)
Inventories and other current assets	(0.2)	6.4	(2.0)	(6.2)
Accounts payable and accrued expenses	(17.5)	(2.5)	(11.1)	(28.1)
Income taxes payable/receivable	8.7	(42.8)	26.2	(2.8)
Other	0.1	1.4	3.3	0.7
Net cash provided by operating activities–continuing operations	86.3	82.0	346.6	241.4
Net cash (used in) provided by operating activities–discontinued operations	(1.3)	5.5	(12.5)	21.7
Net cash provided by operating activities	85.0	87.5	334.1	263.1

Cash flows from investing activities:
Purchase of property and equipment	(46.1)	(51.7)	(157.6)	(158.4)
Acquisitions, net of cash acquired	(11.2)	–	(21.8)	–
Other	(1.0)	0.1	(5.9)	0.1
Net cash used in investing activities–continuing operations	(58.3)	(51.6)	(185.3)	(158.3)
Net cash (used in) provided by investing activities–discontinued operations	(0.8)	(1.4)	(5.8)	101.7
Net cash used in investing activities	(59.1)	(53.0)	(191.1)	(56.6)

Cash flows from financing activities:
Proceeds from borrowings	–	–	10.4	615.0
Payments of borrowings	(0.1)	–	(10.1)	(765.9)
Proceeds from exercise of stock options	0.2	0.2	3.6	12.7
Proceeds from employee stock purchase plans, net of returns	–	(0.2)	0.8	1.3
Proceeds received for completion of new hospital	–	–	–	14.7
Repurchase of common stock	(0.1)	(29.0)	(118.3)	(29.0)
Payment of debt issuance costs	–	–	–	(14.2)
(Distributions to) proceeds from minority investors in joint ventures	(0.5)	(0.8)	(0.7)	0.4
Capital lease payments and other	(0.1)	(0.1)	(5.0)	(0.6)
Net cash used in financing activities–continuing operations	(0.6)	(29.9)	(119.3)	(165.6)
Net cash used in financing activities-discontinued operations	(1.1)	–	(1.1)	–
Net cash used in financing activities	(1.7)	(29.9)	(120.4)	(165.6)

Change in cash and cash equivalents	24.2	4.6	22.6	40.9
Cash and cash equivalents at beginning of period	51.5	48.5	53.1	12.2
Cash and cash equivalents at end of period	$75.7	$53.1	$75.7	$53.1

Supplemental disclosure of cash flow information:
Interest payments	$24.0	$23.5	$82.6	$95.6
Capitalized interest	$0.3	$0.1	$0.9	$1.7
Income taxes paid, net	$4.2	$22.9	$59.2	$103.2

LIFEPOINT HOSPITALS, INC. UNAUDITED STATISTICS FOR CONTINUING OPERATIONS (1)

	Three Months Ended December 31,			Year Ended December 31,
	2008	2007	% Change	2008	2007	% Change
Number of hospitals at end of period	46	46	–%	46	46	–%
Admissions	45,674	46,756	(2.3)	188,713	191,778	(1.6)
Equivalent admissions (2)	91,321	92,011	(0.7)	375,539	377,994	(0.6)
Revenues per equivalent admission	$7,390	$6,992	5.7	$7,192	$6,795	5.8
Outpatient factor (2)	2.00	1.97	1.5	1.99	1.97	1.0
Emergency room visits	210,159	215,128	(2.3)	873,862	868,960	0.6
Inpatient surgeries	13,312	13,982	(4.8)	54,775	56,732	(3.4)
Outpatient surgeries	36,059	35,525	1.5	145,041	144,438	0.4
Average length of stay	4.4	4.3	2.3	4.3	4.3	–
Medicare case mix index	1.28	1.28	–	1.27	1.24	2.4

(1) Continuing operations excludes the operations of hospitals that are classified as discontinued operations.

(2) Management and investors use equivalent admissions as a general measure of combined inpatient and outpatient volume.  Equivalent admissions is computed by multiplying admissions (inpatient volumes) by the outpatient factor (the sum of gross inpatient revenue and gross outpatient revenue divided by gross inpatient revenue).  The equivalent admissions computation “equates” outpatient revenue to the volume measure (admissions) used to measure inpatient volume resulting in a general measure of combined inpatient and outpatient volume.

LIFEPOINT HOSPITALS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
Dollars in millions, except per share amounts

Adjusted EBITDA is defined by the Company as earnings before depreciation and amortization, interest expense, net, impairment of long-lived assets, minority interests in earnings of consolidated entities, provision for income taxes and loss from discontinued operations. LifePoint’s management and Board of Directors use Adjusted EBITDA to evaluate the Company’s operating performance and as a measure of performance for incentive compensation purposes. LifePoint’s credit facilities use Adjusted EBITDA for certain financial covenants. The Company believes Adjusted EBITDA is a measure of performance used by some investors, equity analysts and others to make informed investment decisions. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA should not be considered as a measure of financial performance under U.S. generally accepted accounting principles, and the items excluded from Adjusted EBITDA are significant components in understanding and assessing financial performance. Adjusted EBITDA should not be considered in isolation or as an alternative to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Because Adjusted EBITDA is not a measurement determined in accordance with U.S. generally accepted accounting principles and is susceptible to varying calculations, Adjusted EBITDA as presented may not be comparable to other similarly titled measures of other companies.

	Three Months Ended December 31,				Year Ended December 31,
	2008		2007		2008		2007
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
Revenues	$674.9	100.0%	$643.4	100.0%	$2,700.8	100.0%	$2,568.4	100.0%

Salaries and benefits	267.9	39.7	253.6	39.4	1,065.4	39.4	1,006.1	39.2
Supplies	93.3	13.8	88.8	13.8	372.6	13.8	352.2	13.7
Other operating expenses	127.6	19.0	117.9	18.3	499.8	18.5	464.0	18.0
Provision for doubtful accounts	78.5	11.6	79.1	12.3	313.2	11.6	307.0	12.0
	567.3	84.1	539.4	83.8	2,251.0	83.3	2,129.3	82.9
Adjusted EBITDA	$107.6	15.9%	$104.0	16.2%	$449.8	16.7%	$439.1	17.1%

The following table reconciles Adjusted EBITDA as presented above to net income as reflected in the unaudited condensed consolidated statements of operations:

	Three Months Ended December 31,		Year Ended December 31,
	2008	2007	2008	2007
Adjusted EBITDA	$107.6	$104.0	$449.8	$439.1

Less:
Depreciation and amortization	34.3	32.2	132.1	129.4
Interest expense, net	21.8	21.8	88.0	94.5
Impairment of long-lived assets	–	–	1.2	–
Minority interests in earnings of consolidated entities	0.6	0.2	2.2	1.7
Provision for income taxes	17.7	18.1	88.1	85.8
Loss from discontinued operations	2.4	1.1	23.7	25.7
Net income	$30.8	$30.6	$114.5	$102.0

CONTACT:
LifePoint Hospitals, Inc.
David M. Dill, 615-372-8512
Executive Vice President and Chief Financial Officer